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EXHIBIT 4.1
                                  SOFTLINK INC
                   STOCK OPTION AGREEMENT FOR OPTIONS GRANTED
                               1998 STOCK OPTIONS


     STOCK OPTION AGREEMENT, made and entered into as of the 6 day of May, 1998 (the 'Date of Grant"), by and between Softlink Inc., a Nevada Corporation, (the "Company"), and _________________, a consultant of the Company, (the "Option Holder").

NOW, THEREFORE, in consideration of the mutual promise herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. OPTION GRANT: The Company grants to the Option Holder an option, (the "Option"), to purchase ____________________________, (_______), shares of the
Company's Common Stock, par value $0.001 per share, (the "Stock"). This Option shall vest linearly on a monthly basis over a period of twelve (12) months, with one hundred percent of the Option earned after twelve (12) consecutive months of service.

2. OPTION PRICE: The option exercise price of the shares of stock covered by the Option shall be $0.61 per share subject to adjustment as provided in paragraph 10 of this Agreement, (the 'Option Price").

3. TIME OF EXERCISE: The Option may be exercised prior to its expiration from time to time and at any time or times commencing on the date of this Agreement.

4. EXPIRATION OF OPTION: Subject to the provisions of paragraphs 8 and 9 of this Agreement, the Option shall expire at 5:00 P.M. (Pacific Time) five years from the date hereof.

5. MANNER OF EXERCISING OPTIONS: The Option is exercisable only by written notice to the Company. Such notice shall be accompanied by a certified or cashier's check, or postal or express money order payable to the Company in payment of the full Option Price for the number of Common Shares as to which the Option is exercised provided however, that in lieu of payment to full in cash, the Option Holder may

     (i) with the approval of the Company's Board of Directors pay the Option Price (or balance thereof) by tendering to the Company shares of the Company's Common Stock owned by the Option Holder and having a fair market value as determined by the Board of Directors in its absolute discretion) equal to the cash Option Price, or balance thereof, for the number of Common Shares as to which the Option is being exercised; or

     (ii) with the approval of the Board of directors, be entitled to pay the Option Price by tendering to the Company cash and an interest bearing promissory note, (the "Note").

6. RIGHTS AS A STOCKHOLDERS: The Option Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.
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7.   NON-ASSIGNABILITY:  During the lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will, by the laws of descent and distribution or to members of an Option holders immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all the same terms and conditions, including the restrictions on assignment contained in this paragraph as if such Option had not been transferred.

8. TERMINATION OF SERVICE: Option granted under this Option Agreement shall be exercisable after the date of the Option Holder's termination of service for all shares vested by the date of termination from the Company until the Time of Exercise. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate the Option Holder's services at any time.

9. DEATH OF OPTION HOLDER: In the event of the death of the Option Holder while in the service of the Company or a subsidiary, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder, at any time prior to the Option's expiration date of three months from the date of the appointment of a personal representative for the Option Holder, whichever is earlier

10. CAPITAL ADJUSTMENTS: The number of shares of Common Stock covered by this Option arid the Option Price thereof, shall be subject to such adjustments as the Hoard of Directors may deem appropriate to reflect arty stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation or the like, of car by the Company. In the event the Company is merged or consolidated with another corporation, but subject to any required action by the shareholders, the Option shall pertain to the securities to which a holder of the number of shares of Common Stock subject to the Option world have been entitled pursuant to such merger or consolidation.

11. RESTRICTION ON EXERCISE: If at any time the Board of Directors determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or order any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Option or the purchase of such shares hereunder. The Option may be exercised in whole or in part unless such listing registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

12. WITHHOLDING TAXES: The Company shall have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.
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13.  NOTICES:  Notices under this Agreement shall be in writing and, if to the
Company, shall be delivered personally to the Secretary of the Company or mailed to the then principal office of the Company, addressed to the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address shown at the end of this Agreement which may be changed by written notice to the Company.

14. INTERPRETATION: All decisions and interpretations made by the Board of Directors with regards to any questions arising under this Agreement shall be binding and conclusive on the Company and the Option Holder.

15. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided to paragraphs 7 and 8 of this Agreement, the estates, personal representatives and beneficiaries of the Option Holder.

16. TAX CONSEQUENCES. The Option Holder shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option of sale of the Option shares.

     IN WITNESS WHEREOF, the Company has cased this Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement all on the day and year first above written.

Softlink, Inc.                      Option Holder:



_________________________           _______________________________
Johnson C. Lee                      Name:  ________________________
President                           Address:_______________________
                                            _______________________
                                            _______________________
                                    Phone:  _______________________